EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

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We hereby consent to the incorporation by reference of our report dated February 10, 2006 accompanying the December 31, 2005 consolidated financial statements included in the Annual Report of OmegaFlex, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2005 in this Registration Statement of OmegaFlex, Inc. and subsidiaries on Form S-8.

By: /S/ Vitale, Caturano & Company. Ltd	.

Vitale, Caturano & Company, Ltd.

Boston, Massachusetts

June 30, 2005